Exhibit 13.1

CERTIFICATION PURSUANT TO

SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Open Joint Stock Company “Vimpel-Communications” (the “Company”), does hereby certify to such officer’s knowledge that:

The Annual Report on Form 20-F for the year ended December 31, 2007 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2008

By:	/s/ Alexander V. Izosimov
Name:	Alexander V. Izosimov
Title:	Chief Executive Officer

Date: May 16, 2008

By:	/s/ Elena A. Shmatova
Name:	Elena A. Shmatova
Title:	Chief Financial Officer